UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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PFSweb, Inc.

(Name of Registrant as Specified in its Charter)

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PFSweb, Inc.

505 Millennium Drive

Allen, Texas 75013

May 14, 2019

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”), which will be held on Thursday, June 27, 2019 at 10:00 a.m. (local time) at Hilton Garden Inn, 705 Central Expressway South, Allen, Texas 75013 (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to (i) elect nine directors, (ii) approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers, (iii) ratify the appointment of BDO USA, LLP as the Company’s independent auditors and (iv) transact any other business as may properly come before the Annual Meeting or at any postponements or adjournments thereof. Information about these matters is contained in the attached Proxy Statement.

Attached you will find a Notice of Annual Meeting of Stockholders and Proxy Statement that contain further information about the Annual Meeting, including the time, date and location of the Annual Meeting, a description of the matters to be voted on at the Annual Meeting, the different methods that you may use to vote, and how to obtain an admission card if you plan to attend the Annual Meeting in person.

Whether or not you will be attending the Annual Meeting, your vote is important to us, regardless of the number of shares you hold. To ensure your representation at the Annual Meeting, we encourage and urge you to vote. We have provided you with the ability to vote via telephone and Internet which is easier and more efficient and will help us reduce our impact on the environment while saving the Company printing and postage costs. You may vote your shares by (a) calling the toll free telephone number indicated on the proxy card or (b) accessing the special web site indicated on the proxy card to vote via the Internet. Each option is more fully explained in the telephone and internet voting instructions. You may also vote via mail by completing, dating, signing and returning the enclosed proxy card as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card. Please note that if you hold your shares of our common stock through your broker, you will not be able to vote in person at the meeting unless you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot.

I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on June 27, 2019.

Sincerely,

Michael Willoughby

Chief Executive Officer

Allen, Texas

PFSweb, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 27, 2019
Time:	10:00 a.m. CDT
Place:	Hilton Garden Inn, 705 Central Expressway South, Allen, Texas

At the Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”) you will be asked to:

1. Elect nine directors;

2. Approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers;

3. Ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2019; and

4. Transact any other business as may properly come before the meeting or at any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on May 3, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Your vote is important. Each stockholder, regardless of whether you plan on attending the Annual Meeting, is requested to vote now. You may vote on the items to be considered at the Annual Meeting by mailing a proxy card without delay in the enclosed postage-paid envelope, by voting over the Internet or by toll-free telephone as described in the proxy card. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting. Stockholders holding shares in street name must obtain a legal proxy from their broker, bank or other holder of record and present it to the inspectors of election with their ballot to be able to vote at the Annual Meeting.

Via Internet – cast your vote at www.investorvote.com/PFSW 24/7 until 11:59 p.m., Eastern Time on June 26, 2019	Via Phone – cast your vote by phone at 1-800-652-8683 24/7 until 11:59 p.m., Eastern Time on June 26, 2019	Via Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

Please carefully review the instructions for the various voting options available to you detailed on the proxy card. If you have questions, please review our questions and answers about the Annual Meeting and the voting options for additional information, including when you must vote, how to revoke your proxy and how to vote your shares in person.

You also are cordially invited to attend the Annual Meeting in person. Only stockholders with an admission ticket and valid, government-issued, picture identification that matches the admission ticket will be admitted to the Annual Meeting. If your shares are registered in your name, an admission ticket is attached to your proxy card. If your shares are not registered in your name, you should ask the broker, bank or other institution that holds your shares to provide you with a legal proxy authorizing you to vote your shares. You also can obtain an admission ticket to the Annual Meeting by presenting this legal proxy, or confirming documentation of your account from your broker, bank or other institution, at the Annual Meeting.

By Order of the Board of Directors

Michael Willoughby

Chief Executive Officer

Allen, Texas

May 14, 2019

PFSweb, Inc.

505 Millennium Drive

Allen, Texas 75013

(972) 881-2900

PROXY STATEMENT

We are furnishing this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of PFSweb, Inc. (“PFSweb,” the “Company,” “we,” “us,” or “our”) to be voted at the Annual Meeting of Stockholders to be held at Hilton Garden Inn, Allen, Texas, on Thursday, June 27, 2019, at 10:00 a.m. and at any and all adjournments thereof. This Proxy Statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K are first being mailed and/or made available to stockholders on or about May 15, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 27, 2019

The enclosed proxy statement and 2018 Annual Report on Form 10-K are available at www.edocumentview.com/PFSW and the “Investors” section under “SEC Filings” of our website at www.pfsweb.com.

Each holder of record on the Record Date is entitled to one vote for each share of Common Stock held by such holder. As of May 3, 2019 there were 19,413,987 shares of our Common Stock outstanding. We need a majority of the shares of our Common Stock outstanding on the Record Date and entitled to vote at the Annual Meeting present, in person or by proxy, to constitute a quorum and transact business at the Annual Meeting.

For fiscal year 2019 the Company meets the definition of a “smaller reporting company” or “SRC” as revised under Rule 405 of the Securities Act of 1933 and Rule 12b-2 under the Exchange Act, as well as Rule 3-05 of Regulation S-X and Item 10(f)(1) of Regulation S-K. As such our disclosures in this Proxy Statement have been modified accordingly; although, presently, the Company continues to be an accelerated filer.

The Board encourages you to read the Proxy Statement and to vote on the matters to be considered at the Annual Meeting. The Company’s Annual Report on Form 10-K for 2018, which contains the consolidated audited financial statements for the fiscal year ended December 31, 2018, accompanies this Proxy Statement. You may obtain, without charge, a copy of the proxy materials upon request by following the instructions set forth herein. The following are the three proposals being submitted to the stockholders for vote at the Annual Meeting:

Proposal		Board’s Recommendation	Page

1	Election of nine directors	“FOR” each nominee	6

2	Approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers	“FOR”	13

3	Ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2019	“FOR”	21

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement, including without limitation, “Executive Compensation Discussion and Analysis.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,”

“strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Form 10-K. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may materially impact such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

Why did I receive these materials?

As a holder of Common Stock of the Company at the close of business on the Record Date, you are entitled to vote at the Company’s Annual Meeting to be held at Hilton Garden Inn at 705 Central Expressway South, Allen Texas 75013, on June 27, 2019 at 10:00 a.m. CDT. This Proxy Statement provides notice of the Annual Meeting, describes the three proposals to be voted on by the holders of record of the Company’s Common Stock on the Record Date at the Annual Meeting, and includes information required to be disclosed to all of our stockholders. As a stockholder you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to stockholders starting on May 15, 2019. The mailing address of the Company’s principal executive offices is 505 Millennium Drive, Allen, Texas 75013.

What is the purpose of this Annual Meeting?

The purpose of this Annual Meeting is to vote upon the following proposals:

•	To elect nine directors to the Board for a one year term;

•	To approve, on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers;

•	To ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2019; and

•	To transact any other business as may properly come before the meeting or at any postponements or adjournments thereof.

Who can vote?

Stockholders of record as of the close of business on May 3, 2019 are entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How do I vote?

You can vote in person at the Annual Meeting if you are a stockholder of record on the record date. Alternatively, a stockholder who holds shares of our common stock of record and not in “street name” may vote shares by giving a proxy via mail, telephone or the Internet. You may vote by telephone or the Internet by following the instructions on your proxy. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail. To vote your proxy by mail, indicate your voting choices, sign and date your proxy and return it in the postage-paid envelope provided.

If you hold shares in a “street name” - that is through an account with a bank, financial institution, stock broker or similar institution, where the institution is shown as the “registered holder” of your shares, you are considered the “beneficial owner” of shares held in street name. The Proxy Statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K have been forwarded to you or made available by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet. All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What shares are represented by the proxy?

The proxy that we are delivering represents all the shares registered in your name with our transfer agent, Computershare Shareowner Services LLC. The proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.

What are “broker non-votes” and why is it important that I submit my voting instructions for shares I hold as a beneficial stockholder?

If your shares are held in a stock brokerage account, financial institution account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. When a proposal is not a routine, uncontested matter and a brokerage firm/financial institution has not received voting instructions from you as the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. For proposal number 1 and 2, absent instructions, your broker will NOT be able to vote your shares with respect to the election of directors and the approval of named executive officer compensation because these matters are considered to be “non-routine” matters. As such, for proposal number 1 and 2, you must submit voting instructions to the broker firm that holds your shares if you would like your shares to count towards the vote at the Annual Meeting. When a brokerage firm/financial institution votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.” Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will generally have no effect on either of the proposals described above because they are not considered votes cast. Concerning the election of directors, you may: (a) vote for all director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group, except those nominees you identify on the appropriate line.

How are votes counted?

If you return a signed and dated proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at our Annual Meeting. If you indicate on your proxy that you wish to “abstain” from voting on an item, your shares will not be voted on that item, but will be counted to determine whether there is a quorum present. There is no right to cumulative voting.

How is a quorum established?

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

Do I need to attend the meeting?

No. You may authorize your shares to be voted by following the instructions on the proxy card or, for shares held by your broker, financial institution, bank or other nominee on the voting instruction card that your broker or other nominee provides to you.

What vote is required to approve matters presented at the Annual Meeting?

The following sets forth the votes required to approve the matters presented at the Annual Meeting:

Proposal No. 1 (Election of Directors) – Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to such director, which means that the number of shares voted “FOR” that director’s election must exceed the number of shares voted “AGAINST” that director’s election. Stockholders will not be allowed to cumulate their votes in the election of directors. Abstentions and broker non-votes will not be considered as votes cast on this proposal and therefore will not affect the outcome of this proposal.

Proposal No. 2 (Advisory Vote on Executive Compensation) – The non-binding advisory proposal to approve the compensation of the Company’s Named Executive Officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

Proposal No. 3 (Ratification of Auditors) – The proposal to ratify the selection of BDO USA, LLP as our independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that stockholders vote:

Proposal No.	Proposal	Recommendation
1	Election of nine directors to the Board for a one year term	“FOR” each nominee

2	Approval on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers	“FOR”

3	Ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2019	“FOR”

Can I revoke my proxy or change my vote?

Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•	providing written notice to the Secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or

•	attending the Annual Meeting and voting in person.

Please note that your attendance in person at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. If your shares are held in street name, you must contact your brokerage firm, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the meeting.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will tabulate the vote?

Our transfer agent, Computershare Shareowner Services LLC, will tally the vote, which will be certified by an inspector of election.

Who will bear the expenses of our solicitation? How will we solicit votes?

We will bear our own cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by our directors and officers by personal interview, telephone, facsimile or e-mail. Our directors and officers will not receive additional compensation for this solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with these activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock held of record by these people or institutions, in which case we will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with these forwarding activities. We may retain Computershare Shareowner Services LLC to assist in the solicitation of proxies for an estimated fee of $15,000 plus reimbursement of expenses.

Can I access the Company’s proxy materials and Annual Report electronically?

This Proxy Statement and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, are available to stockholders free of charge in the “Investor Relations” section of the Company’s website at www.pfsweb.com or by writing to PFSweb, Inc., 505 Millennium Drive, Allen, Texas 75013 and at www.edocumentview.com/PFSW.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting and publish results in a Current Report on Form 8-K within four business days of the Annual Meeting.

What is householding and how does it affect me?

The SEC rules permit us to send a single set of the Notice of Internet Availability of Proxy Materials, proxy materials, and our Annual Report on Form 10-K for fiscal year 2018 to any household at which two or more holders reside unless we have received contrary instructions from the affected holders prior to the mailing date. This procedure, referred to as householding, reduces the volume of duplicate mailings and information you receive and helps us reduce our impact on the environment and our cost and expenses.

In order to take advantage of this cost saving opportunity, we have delivered only one set of proxy materials and our Annual Report on Form 10-K for fiscal year 2018 to holders of our Common Stock who share an address, unless we have received contrary instructions from the affected holders prior to the mailing date. If you would like to request additional copies or otherwise request reduced copies be sent, please contact the Corporate Secretary of the Company at 505 Millennium Drive, Allen, Texas 75093. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

PROPOSAL 1

NOMINEES FOR THE BOARD OF DIRECTORS

The Board presently consists of nine members, David I. Beatson, Monica Luechtefeld, Shinichi Nagakura, James F. Reilly, Benjamin Rosenzweig, Peter J. Stein, Robert Frankfurt, G. Mercedes De Luca and Michael C. Willoughby, all of whom have been nominated and recommended by the Board of Directors. If elected, such persons are expected to serve until the Company’s 2020 annual meeting and until their successors are elected and qualified. The shares represented by proxies in the accompanying form will be voted for the election of the nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if any one or more of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the person named as proxy will vote for the substitute nominee(s) designated by the Board.

Recommendation and Vote Required

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS.

To be elected, a director nominee must receive the affirmative vote of a majority of the votes cast with respect to such director, which means that the number of shares voted “for” that director’s election must exceed the number of shares voted “against” that director’s election. This majority vote standard is in effect because this is an uncontested election of directors (i.e., the number of nominees for director did not exceed the number of directors to be elected as of the record date of the annual meeting). For any contested election, the directors would be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors.

If a director nominee who is serving as a director is not elected at the annual meeting, under our by-laws, as amended, such director must tender his or her resignation to the Board, subject to acceptance by the Board. The Nominating Committee would then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating Committee, would determine the appropriate responsive action with respect to the tendered resignation within 90 days and publicly disclose its decision. The director who tenders his or her resignation may not participate in the Board’s decision.

Information regarding the method by which votes will be counted appears above under the heading “Voting Procedures.”

The following information, which has been provided by the individuals named, sets forth for each nominee to serve as a member of the Board of Directors, such person’s name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company. The following information also identifies and describes the key experience, qualifications and skills our directors bring to the Board that are important in light of our business and structure. The directors’ experiences, qualifications and skills that the Board considered in their nomination as qualifications for the member’s inclusion on the Board are included in their individual biographies.

David I. Beatson, age 71, has served as a non-employee Director since November 2000. Mr. Beatson is Chief Executive Officer of Ascent Advisors, LLC a consulting firm he founded in 2000. The firm provides strategic direction to firms in the logistics and supply chain industry as well as merger and acquisition advice for private equity firms investing in such industry. Mr. Beatson is a recognized leader in the field of transportation, logistics and supply chain management having served as Chairman and CEO of several leading companies in the industry. From 2007 until 2012 he was CEO of Globalware Solutions (“GWS”), a global supply chain management solution provider with facilities in North America, Asia and Europe. From July 2003 to April 2005, Mr. Beatson served as Regional CEO North America and Member of the Executive Board of Panalpina, Inc., a leading provider of international air and sea freight forwarding, customs brokerage and third party logistics services. From July 1998 to June 2000, Mr. Beatson served as Chairman, President and CEO of Circle International Group, Inc., a global transportation and logistics company. From 1991 to June 1994, Mr. Beatson served as vice-president of sales and marketing and then from June 1994 until July 1998 as president and CEO of Emery Worldwide, a global transportation and logistics company. Prior to 1991, Mr. Beatson held several management positions in the logistics and transportation industry, including American Airlines and CF Airfreight. He also serves on the board of Descartes Systems (NASDAQ: DSGX), the Executive Board of ATL Partners and two privately held companies. Mr. Beatson received his B.S. degree in Business Administration from The Ohio State University and his M.B.A. from the University of Cincinnati. The Board of Directors believes the characteristics that qualify Mr. Beatson for the Board include his long-term experience in the transportation, logistics and supply chain management industry, leadership experience and judgment and knowledge of the Company’s business.

Monica Luechtefeld, age 70, has served as a non-employee Director of the Company since April 2014. Ms. Luechtefeld, a recognized leader in eCommerce & Internet Retailing. She founded her own consultancy firm in 2012 to provide advisory services in eCommerce strategy as well as online marketing and emerging digital media. From 1993 to 2012, Ms. Luechtefeld held various executive roles within Office Depot, Inc., a Fortune 200 company. She was Executive Vice President eCommerce and Direct Marketing and most recently served as Executive Vice President of European eCommerce. Her previous leadership positions included Executive Vice President Supply Chain and Information Technology, as well as marketing, sales and business development roles. Ms. Luechtefeld is a trustee for the March of Dimes and Mount Saint Mary’s University. Ms. Luechtefeld received her B.S. degree from Mount Saint Mary’s University and her M.B.A. from the University of Notre Dame. She also received an honorary doctorate degree from Mount Saint Mary’s University. She also serves as a Board Member of Irish Angels, an angel investment group primarily focused on early stage technology companies. The Board of Directors believes the characteristics that qualify Ms. Luechtefeld for the Board include her business and leadership experience and judgment and her broad eCommerce industry knowledge.

Shinichi Nagakura, age 55, was appointed as a non-employee Director of the Company in May 2013 in accordance with the provisions of a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and transcosmos inc. (“TCI”), a leading Japanese business process outsourcing company. Mr. Nagakura has been an officer of TCI and/or its affiliates for the last 15 years, including serving as a Director of TCI since 2006, and has experience in investments, business development and sales and marketing in the US and Japan. Prior to TCI, Mr. Nagakura served for ten years with Recruit Holdings Co., Ltd., which provides integrated human resource services. Mr. Nagakura also serves on the Board of Directors of Merlin Information Systems, Ltd., an international provider of high quality, personalized IT and customer support solutions based in the UK, and InfraCommerce Inc., one stop eCommerce service company in Brazil. He graduated from Sophia University, Tokyo, Japan with a B.A. in International Studies in 1986.

James F. Reilly, age 60, has served as a non-employee Director of the Company since its inception in 1999, as lead director from June 2010 to March 2013 and as Chairman since March 2013. Mr. Reilly has been an investment banker since 1983 and is currently the Managing Partner of Stonepine Advisors, LLC, an investment banking firm focused on high growth technology companies. Until June 2010, he was a Senior Advisor to Needham & Company, LLC, a nationally recognized investment banking and asset management firm focused primarily on serving emerging growth industries and their investors. He served in various capacities with Needham & Company, LLC, since January 2004 including Head of West Coast Investment Banking. Previously he was a Managing Director of J.P. Morgan Securities, Inc., an investment banking firm, and a Managing Director in the Technology Group of Warburg Dillon Read, the global investment banking division of UBS AG. From 1983 to 1999, Mr. Reilly was associated with Warburg Dillon Read or one of its predecessor companies and specialized in corporate finance advisory work for a broad range of technology companies. Mr. Reilly received his B.A. degree from Columbia University. The Board of Directors believes the characteristics that qualify Mr. Reilly for the Board and serving as Chairman include his financial and investment background, leadership experience and judgment and knowledge of the Company’s business.

Benjamin Rosenzweig, age 34, was appointed as a non-employee Director of the Company in May 2013 in accordance with the provisions of a settlement agreement (the “Settlement Agreement”) between the Company and Privet Fund, L.P. and its affiliates (“Privet”). Mr. Rosenzweig is currently a partner at Privet Fund Management LLC. Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. Mr. Rosenzweig is currently a Director of Hardinge, Inc., where he serves as chair of the Compensation Committee and on the Audit Committee, Potbelly Corporation (NASDAQ: PBPB), where he serves on the Compensation Committee, and Cicero, Inc. (OTC:CICN). Mr. Rosenzweig also served as a Director of Startek, Inc. (NYSE MKT: SRT) from 2011 through 2018 and RELM Wireless Corp. (NYSE MKT: RWC) from 2013 through 2015. Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a second major in Economics. The Board of Directors believes the characteristics that qualify Mr. Rosenzweig for the Board include his strategic consulting and finance experience, leadership experience and judgment.

Peter J. Stein, age 49, was appointed as a non-employee Director of the Company in January 2016. Mr. Stein has been the General Manager of the Brand Group at Fullscreen, a next generation media company since January 2016. From July 2013 to December 2014, Mr. Stein was the Global CEO of Razorfish, a global digital agency. From 2009 through July 2013, he was the President of the East Region for Razorfish. Prior to Razorfish, Mr. Stein held various leadership positions for technology and consulting companies, including partner at Scient, managing partner at iXL, director of client services at NetResponse, and a consultant for marketing and technology at KPMG. Mr. Stein serves on the board of Panna Cooking, a private corporation. Mr. Stein received a B.S. degree in Marketing from Lehigh University. The Board of Directors believes the characteristics that qualify Mr. Stein for the Board include his long-term experience in the ecommerce industry, expertise in information technology, leadership experience and judgment.

Robert Frankfurt, age 54, was appointed as a non-employee Director in March 2019, in accordance with the provisions of a settlement agreement between the Company and Arnaud Ajdler, Engine Capital, L.P. and certain of its affiliates. Mr. Frankfurt is currently President and Founder of Myca Partners (“Myca”). Mr. Frankfurt focuses his efforts on investing in and building Lifestyle based Health and Wellness businesses with a focus on clean food and other consumer products, health technology and alternative healthcare solutions to reduce the global epidemic of chronic illness and obesity. Prior to founding Myca in 2006, Mr. Frankfurt spent more than a decade as a Partner and senior portfolio manager at various investment partnerships including Steel Partners and Sandell Asset Management. Mr. Frankfurt began his career as a financial analyst in the mergers and acquisitions department of Bear, Stearns & Co. and later joined Hambro Bank America as an associate focused on merger and acquisition and venture capital transactions. Mr. Frankfurt graduated from the Wharton School of Business in 1987 with a B.S. in Economics and he received his MBA at the Anderson Graduate School of Management at UCLA in 1995 where he was a Venture Capital Fellow and served as Alumni Class President. The Board of Directors believes the characteristics that qualify Mr. Frankfurt for the Board include his financial and management experience, strategic consulting experience, leadership experience and judgment.

G. Mercedes De Luca, age 61, was appointed as a non-employee Director in May 2019. Ms. De Luca is currently the Chief Information Officer for Pebble Beach Company. Prior to Pebble Beach, Ms. De Luca held several executive and senior level positions at notable companies, including Basecamp, Sears Holdings, MyShape, Yahoo! and Interwoven. In these various roles, she led multiple digital transformation efforts that introduced innovative technology solutions to meet strategic goals and drive profitable growth. Ms. De Luca holds a Master of Business Administration from Santa Clara University and a Bachelor of Science in Electrical

Engineering from Columbia University. She currently serves on the board of directors for INETCO, a retail banking and payment processing software solutions provider. The Board of Directors believes the characteristics that qualify Ms. De Luca for the Board include her extensive experience as a technology executive and leader, expertise in information technology, leadership experience and judgment.

Michael C. Willoughby, age 55, has served as Chief Executive Officer and a Director since March 2013, as President of PFSweb, Inc. since September 2010 and as Chief Information Officer of the Company from October 2001 until April 2016. Mr. Willoughby has previously served as President of Priority Fulfillment Services, a subsidiary of the Company, from February 2006 to September 2010. From 1999 to 2001, Mr. Willoughby served the Company as Vice President of E-Commerce. Prior to joining the Company, Mr. Willoughby served as President and Chief Executive Officer of Design Technologies, Inc., an e-commerce software development firm from 1994 to 1999. Prior to founding Design Technologies, Inc., Mr. Willoughby served as President and Chief Executive Officer of Integration Services, Inc., an IT consulting services company. Mr. Willoughby received his Bachelor of Business Administration degree in Information Systems from Abilene Christian University. The Board of Directors believes the characteristics that qualify Mr. Willoughby for the Board include his long-term experience in the ecommerce industry, expertise in information technology, leadership experience and judgment and extensive knowledge of the Company’s business.

Executive Officers

In addition to the individuals named above, the following are the names, ages and positions of the other executive officers of the Company:

Thomas J. Madden, age 57, has served as Executive Vice President, Chief Financial and Accounting Officer of the Company since its inception in 1999. Mr. Madden previously served as Chief Financial Officer of Daisytek International Corporation (“Daisytek”), former parent corporation of the Company, from 1997 to 2000, as Vice President — Finance, Treasurer and as Chief Accounting Officer of Daisytek from 1994 to 2000 and as Controller of Daisytek from 1992 to 1994. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager.

R. Zach Thomann, age 37, has served as Executive Vice President and General Manager of the Company’s PFS Operations business unit since 2018 and is responsible for strategic direction and management of all PFS Operations activities, including distribution, contact center, client financial services, and omni-channel operations services provided on behalf of the Company’s clients. Mr. Thomann served as Senior Vice President and General Manager of the Company’s PFS Operations business unit from 2017-2018, Senior Vice President and General Manager of Omni-Channel Operations from 2016 to 2017, Vice President and General Manager of Omni-Channel Operations from 2015 to 2016, Vice President of Program Management from 2013 to 2015, Director of Program Management from 2012 to 2013 and held various program management and client implementation roles from 2003 to 2012.

Mark Fuentes, age 51, has served as Senior Vice President and Chief Information Officer since 2016. Mr. Fuentes served as Vice President of IT from 2008 to 2016. Prior to joining PFSweb, Mr. Fuentes worked for Blockbuster as Director of Systems Development.

C. Travis Hess, age 47, served as Chief Revenue Officer for the Company and Executive Vice President – General Manager of the Company’s LiveArea business from 2017 to April 1, 2019. He was responsible for global sales as well as strategic direction and management of all LiveArea activities. Prior to 2017, Mr. Hess served as Executive Vice President of Sales for the Company from 2015 to 2017. Prior to joining PFSweb, Mr. Hess served as Head of Sales for Loop Commerce from 2014 to 2015 and prior to that, EVP of Sales & Corporate Development for Amplifi Commerce from 2010 to 2014. Effective April 1, 2019, Mr. Hess no longer serves as an executive officer or any other position with the Company.

Meetings and Committees of the Board

The Board of Directors met a total of fourteen times during the calendar year ended December 31, 2018. The Board of Directors has determined that, other than Mr. Willoughby, each director is independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and NASD listing standards. The independent directors are able to and generally meet in executive session without the Company’s management at each regularly scheduled quarterly Board meeting.

The Board of Directors does not have a policy regarding director attendance at the annual meeting of stockholders. The Company provides notice of the meeting to the Board of Directors. No current independent director attended the 2018 annual meeting.

During fiscal year 2018, the members of the Board of Directors held the following committee appointments for each of the Nominating, Audit, Compensation and Technology and Cybersecurity Committee.

Board Member	Nominating Committee	Audit Committee	Compensation Committee	Technology & Cybersecurity Committee
David I. Beatson		X**	X
Monica Luechtefeld		X		X**
Shinichi Nagakura			X	X
James F. Reilly	X	X	X**
Benjamin Rosenzweig	X
Peter J. Stein	X			X

**	Chairman of Committee

The Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors. The Committee will consider candidates at the recommendation of existing Board members, Company management, search firms or other consultants, or stockholders. Stockholders wishing to recommend director candidates to the Board may do so by writing to the Committee in care of the Corporate Secretary at the Company’s executive office, 505 Millennium Drive, Allen, TX 75013. At a minimum, director candidates should have demonstrated achievement in their particular field of endeavor, significant business or other management experience that would be of value to the Company, integrity and high ethical standards, good communication and leadership skills, and the ability and willingness to commit adequate time and attention to carry out their Board duties effectively. The Committee will evaluate candidates through background and reference checks, interviews and an analysis of each candidate’s qualifications and attributes in light of the current composition of the Board and the Company’s leadership needs at the time. The Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business. The current members of the Nominating Committee are Mr. Reilly, Mr. Rosenzweig and Mr. Stein, each of whom has been determined to be independent as discussed above. The Nominating Committee has adopted a charter which is available on the Company’s website at www.corporate.pfsweb.com (the contents of the website are not incorporated in this Proxy Statement by reference). The Nominating Committee met one time during the calendar year ended December 31, 2018.

The Audit Committee is established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its stockholders. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s auditors report directly to the Audit Committee.

The Audit Committee is currently comprised of three directors, Mr. Reilly, Mr. Beatson (who serves as Chairman) and Ms. Luechtefeld, each of whom has been determined by the Board of Directors to be independent as discussed above, and is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that, based on his relevant experience as described above, Mr. Reilly is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and has the requisite financial sophistication required by the NASD listing standards. The Audit Committee met a total of eight times during calendar year 2018. The Committee has adopted a written amended and restated audit committee charter setting out the audit-related functions of the Audit Committee, and the Committee reviews and reassesses the adequacy of the charter on an annual basis. A copy of the charter is available on the Company’s website at www.corporate.pfsweb.com.

The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company’s executive officers and other key employees. The current members of the Compensation Committee are Mr. Beatson, Mr. Nagakura and Mr. Reilly (who serves as Chairman), each of whom has been determined by the Board of Directors to be independent as discussed above. The Compensation Committee also serves as the Committee which administers the Company’s 2018 Employee Stock and Incentive Plan. The Compensation Committee has adopted a charter which is available on the Company’s website at www.corporate.pfsweb.com. The Compensation Committee met five times during the calendar year ended December 31, 2018.

The Technology and Cybersecurity Committee is responsible for review and oversight of technology-based issues. The Technology and Cybersecurity Committee is comprised of three directors, Ms. Luechtefeld (who serves as Chairman), Mr. Nagakura and Mr. Stein. The Technology and Cybersecurity Committee has adopted a charter which is available on the Company’s website at www.corporate.pfsweb.com. The Technology and Cybersecurity Committee met four times during the calendar year ended December 31, 2018.

During calendar year 2018, no current director or director nominee attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

Effective as of May 13, 2019, the Nominating Committee reassigned each of the Board members to the Board’s committees as a result of the appointment of Mr. Frankfurt and Ms. De Luca. The table below reflects the new assignments.

Board Member	Nominating Committee	Audit Committee	Compensation Committee	Technology & Cybersecurity Committee
David I. Beatson		X**	X
Monica Luechtefeld		X		X**
Shinichi Nagakura			X
James F. Reilly	X		X**
Benjamin Rosenzweig	X
Peter J. Stein	X**			X
Robert Frankfurt		X
G. Mercedes De Luca			X	X

**	Chairman of the Committee

Communicating with the Board of Directors

Stockholders wishing to communicate with one or more Directors or the Board as a whole may do so in a writing addressed to the Director(s) or the Board and sent to the Corporate Secretary, PFSweb, Inc., 505 Millennium Drive, Allen, TX 75013.

Code of Ethics

The Board has approved a code of business conduct and ethics in accordance with rules of the SEC and NASD listing standards applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and the principal accounting officer. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the Company’s code of business conduct and ethics may be found on the Company’s website at www.corporate.pfsweb.com. along with any amendments thereto or waivers of its requirements.

Board Leadership Structure

Currently, the Company has separated the roles of Chief Executive Officer and Chairman in order to permit the Chief Executive Officer to focus his efforts in improving the Company’s operations. In addition, to assure effective independent oversight of the Company management, all of the other Board members are currently independent directors who may meet in executive session without management present. Similarly, each committee of the Board is comprised entirely of independent directors. The Company’s Bylaws further permit the appointment of a lead independent director by the other independent directors. The lead director is authorized to prepare the agendas for executive sessions of the independent directors and chair those sessions, facilitate communications between the Chairman and other members of the Board, and act as a liaison to stockholders who request direct communication with the Board. Prior to his being appointed as Chairman, Mr. Reilly served as the lead director.

Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks more fully described in our annual and quarterly filings with the SEC, including risks relating to dependence on clients and suppliers, competition, cybersecurity and data breaches, product development, credit and liquidity, acquisitions and foreign expansion and other business risks. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors, together with its committees, provides company-wide oversight of our management and handling of risk. At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of the Company and are often consulted by management in respect of Company operations.

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement. We believe that our executive compensation programs are structured in the best manner possible to support our business objectives and are designed to provide competitive total compensation that is tied to the achievement of Company performance objectives and to attract, motivate and retain individuals who will build long-term value for our stockholders. See “Executive Compensation” above. Key characteristics of our executive compensation programs include the following:

•

Pay for Performance. Our compensation programs seek to tie pay to performance and a meaningful portion of our executives’ compensation is incentive based and contingent upon Company financial performance and/or share price performance.

•

Pay Competitively. We are committed to providing an executive compensation program designed to attract, motivate, reward, and retain executive officers with the skills necessary to successfully lead and manage our business.

•	Pay Responsibly. Our compensation program is designed to align the interests of our executive officers with our stockholders and to discourage excessive risk-taking.

We are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers for 2018 as disclosed in the Summary Compensation Table and related compensation tables, notes, and narrative discussion in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our Named Executive Officers described in this proxy statement. The vote on this proposal is advisory and non-binding; however, the Compensation Committee and the Board will review the results of the vote and consider them when making future determinations regarding our executive compensation programs.

Recommendation and Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of this proposal.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee of the Board is responsible for establishing and implementing our compensation philosophy. The Compensation Committee believes that the total compensation paid to our executive officers should be and is fair, reasonable and competitive. In this section of the Proxy Statement, the individuals who served during our fiscal year ended December 31, 2018 as our Chief Executive Officer and the other executive officers included in the Summary Compensation Table on page 14, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The Compensation Committee believes that executive officer compensation be structured to provide competitive base salaries and benefits to attract and retain superior employees and to provide short- and long-term incentive compensation to incentivize executive officers to attain, and to reward executive officers for attaining, established financial and operational goals that are consistent with increasing stockholder value. The Compensation Committee may use cash and stock bonuses and retention based equity awards as key components in the short- and long-term incentive compensation arrangements for executive officers, including the Named Executive Officers.

The Compensation Committee’s goal is to maintain compensation programs that are competitive within our industry and geographic market. Each year, the Compensation Committee reviews the executive compensation program with respect to the external competitiveness of the program, the linkage between executive compensation and the creation of stockholder value, and determines what changes, if any, are appropriate.

Salary and Other Benefits

We provide our Named Executive Officers and other employees with a base salary as a component of compensation for services rendered during the year. Additionally, they are provided a variable compensation package that is comprised of short and long term incentive pay. Short-term incentives can be comprised of cash, service-based stock awards, performance-based stock awards or market-based stock awards. Executive officers are eligible to participate in our 401(k) plan and other benefit programs.

Response to our Annual Say-on Pay Vote

At our 2018 Annual Meeting, we conducted our annual say-on-pay vote where we asked our stockholders to vote to approve, on a non-binding, advisory basis the compensation paid to our Named Executive Officers, as disclosed in our proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussions. Each of the last four years our stockholders voted to approve our Named Executive Officer compensation. In designing an executive compensation program for 2018, the Compensation Committee recognized the support previously received by the Company’s stockholders for its historical compensation practices and has used these same methodologies and practices for 2018.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid or accrued by the Company to the Company’s Chief Executive Officer, Chief Financial Officer and to each of the three most highly compensated executive officers of the Company (the “Named Executive Officers”) for services rendered to the Company during the two fiscal years ended December 31, 2018:

	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Michael C. Willoughby	2018	$537,526	$—	$1,078,518	$—	$29,370	$1,645,414
Chief Executive Officer and President	2017	$494,542	$70,000	$1,213,981	$—	$25,020	$1,803,543
Thomas J. Madden	2018	$370,757	$—	$548,883	$—	$52,332	$971,972
Executive Vice President - Chief Financial Officer	2017	$340,696	$60,000	$587,466	$—	$38,199	$1,026,361
C. Travis Hess	2018	$336,796	$—	$313,023	$—	$24,570	$674,389
Executive Vice President - Chief Revenue Officer and General Manager - LiveArea	2017	$279,735	$—	$260,755	$68,681	$22,497	$631,668

(1)

Salary represents base salary earnings. While annual base salary during 2017 and 2018 was consistent for Mr. Willoughby ($515,000 per year) and Mr. Madden ($355,000 per year), variances in salary amounts above reflect timing of payments made to executive under the Company’s bi-weekly payroll processing.

(2)	Represents non-performance based cash awards earned.
(3)

Represents issuance of Performance Share Awards (“Performance Shares”) and Restricted Stock Unit Awards (“RSUs” and together with Performance Shares, the “Awards”) under the Company’s 2018 Employee Stock and Incentive Plan, as amended and restated (the “Plan”). Performance Shares are subject to three-year vesting and certain additional criteria, depending upon Award grant, including continued employment, the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ as compared to the Russell Micro Cap Index and/or achievement of certain Company performance goals. The amounts reported in this column represent the grant date fair value for these Awards as calculated in accordance with Accounting Standards Codification Topic 718. The assumptions made in calculating the grant date fair value amounts for the Awards are summarized in Note 9 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018. At the maximum Awards shares, these values for Mr. Willoughby would be: 2017: $1,520,235; 2018: $1,421,376; for Mr. Madden would be: 2017: $737,085; 2018: $733,077; and for Mr. Hess would be: 2017: $307,985; 2018: $385,681. The values for the Awards shares included in this column that were subsequently forfeited were as follows: for Mr. Willoughby: 2017: $750,958; 2018: $245,808; for Mr. Madden: 2017: $374,686; 2018: $144,207; and for Mr. Hess: 2017: $53,714; 2018: $87,460. The amounts in this column do not necessarily correspond to the actual economic value that may be realized by the Named Executive Officers from the Awards.

(4)	Represents performance-based cash awards earned under the Plan.
(5)

Represents amounts paid in respect of life insurance premiums, automobile allowance and expenses for the personal use of automobile, Company paid healthcare premiums and, for certain individuals, club dues and memberships.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

The following table sets forth the number of unexercised options and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2018.

		Option Awards				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares that have not vested (#) (1)	Equity incentive plan awards: Market or payout value of unearned shares that have not vested ($) (2)
Michael C. Willoughby	3/30/2011	50,000	—	$5.00	3/29/2021	—	$—
	3/31/2017	—	—	$—	—	66,286	$340,047
	4/9/2018	—	—	$—	—	95,873	$491,828
Thomas J. Madden	4/19/2010	45,000	—	$4.00	4/18/2020	—	$—
	3/30/2011	65,000	—	$5.00	3/29/2021	—	$—
	3/31/2017	—	—	$—	—	30,462	$156,270
	4/9/2018	—	—	$—	—	44,059	$226,023
C. Travis Hess	3/31/2017	—	—	$—	—	10,097	$51,798
	8/4/2017	—	—	$—	—	7,674	$39,368
	4/9/2018	—	—	$—	—	26,555	$136,227

(1)

Awards consist of Performance Share Awards (“Performance Shares”) and Restricted Stock Units (“RSUs” and collectively “the Awards”) at the maximum Awards shares under the Plan. The RSUs are subject to three-year vesting and the Performance Shares are subject to three-year vesting and certain additional criteria, depending upon Award grant, including continued employment, the comparative performance (on an annual and cumulative basis) of the Company’s common stock on NASDAQ as compared to the Russell Micro Cap Index.

(2)	Market value is computed by multiplying the number of Performance Share Awards by $5.13, which was the closing price per share of the Company’s common stock on December 31, 2018, on NASDAQ.

Employment, Change Of Control And Termination Arrangements For Executives

The Company and each of Mr. Willoughby and Mr. Madden have entered into Change in Control and Severance Agreements. Under these agreements, and in consideration of certain commitments of the officer to continue employment, upon the occurrence of a change in control, all unvested options held by the officer immediately vest and become exercisable. During the two year period following a change in control (whenever occurring), if the employment of the officer is terminated (other than for cause, death, disability or retirement), or if there is a material adverse change in the officer’s responsibilities, compensation or benefits to which the officer does not consent, then, in each case, the officer is entitled to receive from the Company (1) all salary and bonus amounts accrued through the date of termination, (2) a severance payment equal to twice the officer’s salary and bonus amount (which is defined as the greater of (i) the highest annual incentive bonus earned by the executive during the last three completed fiscal years or (ii) the executive’s then target bonus, if any) and (3) continuation for two years of all employee benefits (unless otherwise provided by a subsequent employer). If applicable, the officer is also entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such severance or bonus payment. The agreement terminates upon the voluntary resignation or termination of employment by the officer.

In addition, upon a change in control, certain unvested Performance Shares and all Restricted Stock Units issued to the Named Executive Officers immediately vest and each recipient is entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such shares.

The Company and each of Mr. Willoughby and Mr. Madden have also entered into Executive Severance Agreements. Under these agreements, and in consideration for, among other things, the agreement by the executive to be bound by a restrictive covenant, in the event of the termination of the employment of the executive other than for cause (including termination following a reduction in the executive’s base salary unless such reduction is part of, and proportionate with, a general reduction in officer compensation), the executive is entitled to a severance payment, based on the executive’s years of service, up to a maximum of twice the executive’s salary and the bonus, if any, that the executive would have received for such fiscal year (based upon the executive’s targeted bonus amount and the Company’s actual results for such fiscal year), payable in monthly installments over a period not to exceed two years (based on the executive’s years of service). In addition, in the event of termination without cause, the executive is entitled during the severance period to a continuation of benefits and to the accelerated vesting of all options then held by the executive, and the executive is considered a continuing employee of the Company for all purposes for which the executive’s status as an employee of the Company would entitle the executive to some benefit, including the vesting of Performance Shares and Restricted Stock Units. The severance payment and benefits are reduced by any compensation or benefits received by the executive from any subsequent employer.

Effective as of December 31, 2008, the Company and Mr. Willoughby and Mr. Madden entered into an amendment to the existing Executive Severance Agreements and Change in Control Severance Agreements between the Company and such persons. The primary purpose of such amendment was to modify such agreements so that they conform to Section 409A of the Internal Revenue Code. In addition, the amendment to the Executive Severance Agreement modified the calculation of the severance amount thereunder so that it is based on the highest annual rate of base salary during the 12-month period immediately prior to the qualifying termination.

For purposes of providing quantitative disclosure of the foregoing, assuming that a qualifying triggering event occurred as of December 31, 2018: (i) Mr. Willoughby would have been entitled to receive aggregate cash payments of approximately $1,030,000 (payable over 24 months), other benefits with an estimated value of approximately $95,000, and up to 366,993 shares of the Company’s stock valued at $1,882,674 based on the $5.13 closing price of the Company’s stock on December 31, 2018, (and, in the event of a change in control, an additional amount of up to 57,036 shares of the Company’s stock valued at $292,595 based on the $5.13 closing price of the Company’s stock on December 31, 2018, plus, if applicable, an additional payment to cover any excise tax liability) and (ii) Mr. Madden would have been entitled to receive aggregate cash payments of approximately $710,000 (payable over 24 months), other benefits with an estimated value of approximately $95,000, and up to 173,625 shares of the Company’s stock valued at $890,696 based on the $5.13 closing price of the Company’s stock on December 31, 2018 (and, in the event of a change in control, an additional amount of up to 33,272 shares of the Company’s stock valued at $170,685 based on the $5.13 closing price of the Company’s stock on December 31, 2018, plus, if applicable, an additional payment to cover any excise tax liability).

The Company and Mr. Hess entered into an agreement under which, and in consideration for, among other things, the agreement of such individual to be bound by a restrictive covenant, in the event of the termination of his employment other than for cause (including termination following a reduction in his or her base salary unless such reduction is part of, and proportionate with, a general reduction in officer compensation), he is entitled to a severance benefit of continuation of base salary, Restricted Stock Units and Performance Shares vesting and employee benefits for the twelve month period following termination. In addition, upon a change in control, certain unvested Performance Shares and all unvested Restricted Stock Units held by such individual immediately vest.

For purposes of providing quantitative disclosure of the foregoing, assuming that a qualifying triggering event occurred as of December 31, 2018: (i) Mr. Hess would have been entitled to receive aggregate cash payments of approximately $325,000 (payable over twelve months) and other benefits with an estimated value of approximately $35,000, and up to 31,048 shares of the Company’s stock valued at $159,276 based on the $5.13 closing price of the Company’s stock on December 31, 2018 (and, in the event of a change in control, an additional amount of up to 13,278 shares of the Company’s stock valued at $68,116 based on the $5.13 closing price of the Company’s stock on December 31, 2018).

Effective April 1, 2019, Mr. Hess’ and the Company agreed to a separation with Mr. Hess seeking new opportunities. As of May 7, 2019, the Company and Mr. Hess agreed on the terms of his separation from the Company under the terms of a Separation Agreement and General Release, a copy of which is filed as an exhibit on the Company’s Form 8-K/A filed as of May 13, 2019.

2018 DIRECTOR COMPENSATION

The following table sets forth the compensation earned by non-employee Directors for their service on the Board of Directors and its committees, as applicable, during the year ended December 31, 2018:

Named Executive Officer	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Total
David I. Beatson (2)	$5,625	$115,000	$—	$120,625
Monica Luechtefeld (3)	5,625	115,000	—	120,625
James F. Reilly (4)	11,250	115,000	—	126,250
Benjamin Rosenzweig (5)	—	115,000	—	115,000
Peter J. Stein (6)	—	115,000	—	115,000
Shinichi Nagakura (7)	—	—	—	—

(1)

Represents aggregate grant date fair value in accordance with ASC Topic 718. See Note 9 of the audited consolidated financial statements included in the Form 10-K for the assumptions used in calculating these amounts.

(2)	Mr. Beatson had 74,255 options and 54,690 deferred stock units outstanding as of December 31, 2018.
(3)	Ms. Luechtefeld had 30,000 options and 51,915 deferred stock units outstanding as of December 31, 2018.
(4)	Mr. Reilly had 74,255 options and 54,690 deferred stock units outstanding as of December 31, 2018.
(5)	Mr. Rosenzweig had 40,000 options and 54,690 deferred stock units outstanding as of December 31, 2018.
(6)	Mr. Stein had 30,000 options and 36,011 deferred stock units outstanding as of December 31, 2018.
(7)

Mr. Nagakura is eligible to participate in the Company’s compensation programs for non-employee Directors; however as a representative of TCI Mr. Nagakura is not permitted to receive remuneration for serving as a director of the Company. Accordingly, Mr. Nagakura received no compensation as a Director during 2018.

For the first quarter of 2018, each non-employee Director received a quarterly retainer (“Retainer”) equal to $25,000. Effective as of April 2018, the quarterly Retainer was increased to $30,000. Each quarterly Retainer is effected through the issuance of a Deferred Stock Unit (a “DSU”) under the Plan. The DSU represents the right to receive a number of shares of Common Stock equal to the Retainer divided by the closing price of the Common Stock immediately preceding the DSU grant date. Shares are not issuable under the DSU until the Director no longer serves on the Board. In addition, effective as of April 2018, the Chairman of the Board and the chairpersons of the Audit, Compensation and Technology and Cybersecurity committees are entitled to receive an annual payment of $7,500.

Directors who are also employees of the Company or any of its subsidiaries receive no remuneration for serving as directors or Committee members.

Certain Relationships and Related Transactions, and Director Independence

The Board of Directors evaluate the independence of each director in accordance with applicable laws and regulations and the Nasdaq Listing Rules. The Board of Directors consider all relevant facts and circumstances in making an independence determination, including among other things, making an affirmative determination that the director has no material relationship with the Company directly or as an officer, stockholder, or partner of an entity that has a material relationship with the Company. The Board of Directors has determined that, other than Mr. Willoughby, each director, and each member of each committee of the Board of Directors, is independent within the meaning of applicable SEC rules and NASDAQ Listing Rules. The independent directors are able to and generally meet in executive session without the Company’s management at each regularly scheduled Board meeting.

Indemnification of Officers and Directors

We have entered into, and intend to enter into, separate indemnification agreements with our directors and certain qualifying officers, in addition to the indemnification provided for in our Amended and Restated Bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer or any other company to which the director or officer provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Other Transactions

We entered into various employment related agreements and compensatory arrangements with our executive officers and directors that among other things, provide for compensatory and certain severance and change of control benefits. For a description of these see section above under “Employment, Change of Control and Termination Arrangements for Executives” and “Director Compensation.”

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of April 26, 2019, certain information regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors and Named Executive Officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, also includes shares acquirable within 60 days. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.

Name and Address of Beneficial Owner	Number of Shares	Percent (1)
transcosmos, inc. (2) 21-25-18 Shibuya, Shibuya-ku
Tokyo 150-8530 Japan	3,678,779	18.9%
Wellington Management Group, LLP (3) 280 Congress Street, Boston, MA 02210	2,695,366	13.9%
Engine Capital Management, LLC (4) 1370 Broadway, New York, NY 10018	1,169,727	6%
AWM Investment Company, Inc. (5) 527 Madison Avenue, New York, NY 10022	1,097,306	5.7%
BlackRock, Inc. (6) 55 East 52nd Street, New York, NY 10055	1,045,259	5.4%
Hoak & Co. (7) 3963 Maple Avenue, Dallas, TX 75219	1,000,000	5.2%
Thomas J. Madden (8)	293,380	1.5%
Michael C. Willoughby (8)	274,427	1.4%
James F. Reilly (8)	166,935	*
David I. Beatson (8)	151,935	*
Benjamin Rosenzweig (8)	116,165	*
Monica Luechtefeld (8)	93,522	*
Peter J. Stein (8)	77,618	*
C. Travis Hess (8)	20,077	*
Robert Frankfurt (8) (9)	5,759	*
Shinichi Nagakura (8)	0	*
All directors and executive officers as a group (13 persons) (10)	1,264,580	6.5%

*	Represents less than 1%
(1)	This table is based on 19,413,987 shares of Common Stock outstanding on April 26, 2019.
(2)	Based on a March 25, 2014 Form SC 13 D/A filing by transcosmos, inc.
(3)	Based on a February 12, 2019 Form SC 13 G/A filing by Wellington Management Group, LLP.
(4)	Based on a February 14, 2019 Form SC 13 D/A filing by Engine Capital Management, LLC.
(5)	Based on a February 13, 2019 Form SC 13 G/A filing by AWM Investment Company, Inc.
(6)	Based on a February 8, 2019 Form SC 13 G filing by BlackRock, Inc.
(7)	Based on a December 31, 2018 Form SC 13 D filing by Hoak & Co.
(8)

Includes the following shares issuable under outstanding vested options, vested stock awards, and deferred stock units: Thomas J. Madden - 110,000; Michael C. Willoughby - 50,000; James F. Reilly - 140,552; David I. Beatson - 140,552; Benjamin Rosenzweig - 106,297; Monica Luechtefeld - 93,522; Peter J. Stein - 77,618; C. Travis Hess - 11,546, and Robert Frankfurt - 5,759.

(9)	Robert Frankfurt was appointed a Director effective March 19, 2019.
(10)	Includes 740,013 shares of Common Stock issuable under outstanding vested options, vested stock awards, and deferred stock units.

The following table summarizes information with respect to equity compensation plans under which equity securities of the registrant are authorized for issuance as of December 31, 2018. For additional information about our equity compensation plans, see Note 9 to and Item 12 in the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category
Equity compensation plans approved by stockholders (1)	2,200,379	$7.41	1,076,003
Equity compensation plans not approved by stockholders	—

(1)	Excludes 219,574 service-based restricted stock units, 464,415 performance-based and market-based restricted stock units, and 251,996 deferred stock units.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Based on the recommendation of the Audit Committee, the Company has selected BDO USA, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019.

Recommendation and Vote Required

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

Ratification of the appointment of BDO USA, LLP as the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of BDO USA, LLP as the Company’s independent auditors, such appointment may be reconsidered by the Audit Committee and the Board of Directors. Representatives of BDO USA, LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of this proposal.

Fees billed to the Company by BDO USA, LLP for the years 2017 and 2018

The following table sets forth (i) the aggregate fees billed by BDO USA, LLP relating to the audit of the 2017 and 2018 consolidated financial statements and (ii) the fees for other professional services billed by BDO USA, LLP in connection with services rendered during 2017 and 2018.

Fee Type	2018	2017
Audit fees (a)	816,000	704,160
Audit-related fees (b)	66,000	65,656
Tax fees (c)	6,000	5,000
All other fees	—	—

(a)	Includes fees for professional services rendered in connection with the audit of the annual financial statements and internal control review and reviews of the quarterly financial statements.
(b)	Consists of aggregate fees billed for assurance services provided in connection with reports on certain internal controls under Statement on Standards for Attestation Engagements (SSAE) No. 18.
(c)	Consists of fees billed related to tax compliance related services.

All of the fees listed in the chart above were pre-approved by the Audit Committee, which concluded that the provisions of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit.

Policy on Audit Committee Pre Approval of Audit and Permissible Non Audit Services of Independent Registered Public Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. During 2018 all audit, non-audit and tax services provided by BDO USA, LLP were pre-approved by the Audit Committee in accordance with this policy.

Report of the Audit Committee for the Fiscal Year Ended December 31, 2018

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2018. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee of the Company’s Board of Directors is comprised of three independent directors. During fiscal year 2018, the members of the Audit Committee were Mr. Reilly, Mr. Beatson and Ms. Luechtefeld.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee approved the appointment of the Company’s auditors, BDO USA, LLP, for the fiscal year ended December 31, 2018.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit related services. The Audit Committee considered the independent auditors’ provision of non-audit services in 2018 and determined that the provision of those services is compatible with and does not impair the auditors’ independence.

The Audit Committee discussed with the Company’s auditors the scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the auditors the Company’s audited financial statements, including the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed and discussed with management and the auditors both management’s annual report on internal control over financial reporting and the report of the auditors with respect thereto. The Audit Committee discussed with the Company’s auditors such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Public Company Accounting Oversight Board standards. The Audit Committee has received from the Company’s auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s auditors.

In addition, the Audit Committee met with the auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussion with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the Securities and Exchange Commission.

David I. Beatson

Monica Luechtefeld

James F. Reilly

GENERAL INFORMATION

Voting by Ballot

All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 9:30 a.m. and each stockholder will be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Stockholder Proposals for the 2020 Annual Meeting

A stockholder desiring to submit an otherwise eligible proposal for inclusion in the Company’s proxy statement for the 2020 annual meeting of stockholders of the Company must deliver the proposal so that it is received by the Company no later than 90 days prior to the anniversary of the date of the 2019 Annual Meeting. The Company requests that all such proposals be addressed to the Company’s Secretary at the Company’s principal executive offices, 505 Millennium Drive, Allen, Texas 75013, and mailed by certified mail, return-receipt requested.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act require our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Our officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us and written representations and information provided to us from such officers and directors, we believe that, during the fiscal year ended December 31, 2018, all our officer, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, other than reporting the exercise of one option award exercised by Mr. Madden and the receipt of one performance share award granted to Mr. Willoughby, Mr. Madden, Mr. Thomann, Mr. Fuentes and Mr. Hess, which were due to an administrative error on the part of the Company.

Financial and Other Information

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is being sent to stockholders of record as of the Record Date together with this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournments thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors,

Michael Willoughby

Chief Executive Officer

Allen, Texas

May 14, 2019

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59pm, (Eastern Time), on June, 26, 2019 Online Go to www.investorvote.com/PFSW or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/PFSW PFSweb, Inc. 2019 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 3. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - David I. Beatson 02 - Monica Luechtefeld 03 - Shinichi Nagakura 04 - James F. Reilly 05 - Benjamin Rosenzweig 06 - Peter J. Stein 07 - Robert Frankfurt 08 - G. Mercedes De Luca 09 - Michael C. Willoughby For Against Abstain For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation 3. To ratify the appointment of BDO USA, LLP as the Company’s of the Company’s Named Executive Officers. independent auditors for the fiscal year ended December 31, 2019. 4. To transact any other business that may properly come before the Annual Meeting or any postponements or adjournments thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 92BM + 032K7C

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of PFSweb, Inc. Shareholders June, 27, 2019, 10:00am CT Hilton Garden Inn 705 Central Expressway South, Allen, Texas 75013 Upon arrival, please present this admission ticket and photo identification at the registration desk. VOTE BY INTERNET OR TELEPHONE 24/7 Hours a Day-7 Days a Week Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/PFSW Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PFSW qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PFSweb, Inc. + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 27, 2019 Michael C. Willoughby and Thomas J. Madden, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of PFSweb, Inc. to be held on June 27, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +